UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 28, 2013

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2013, Santa Fe Gold Corporation (the “Company”) entered into Amendment No. 1 to the Mogollon Option Agreement with Columbus Exploration Corporation (“Columbus”) (formerly Columbus Silver Corporation). Under the Mogollon Option Agreement, the Company may acquire 100% interest in the Mogollon Project, Catron County, New Mexico. The amendment defers the due dates of option payments. The Company must now pay $50,000 on or before July 1, 2013, $887,500 on or before December 30, 2013, and three further payments of $937,500 each on June 30, 2014, December 30, 2014, and June 30, 2015. In consideration for the amendment, the Company has transferred to Columbus the 250,000 common shares it held in the capital of Columbus Exploration Corporation

Copies of the press release and Amendment No. 1 to the Mogollon Option Agreement are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated July 3, 2013 announcing amendment to Mogollon Option Agreement

99.2	Amendment No. 1 to Mogollon Option Agreement dated June 28, 2013, between Santa Fe Gold Corporation and Columbus Exploration Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: July 3, 2013	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer